UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 23, 2006

Pennichuck Corporation

(Exact Name of Registrant as Specified in Its Charter)

New Hampshire

(State or Other Jurisdiction of Incorporation)

0-18552	02-0177370

(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5191

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01. Changes in Registrant's Certifying Accountant.

(a) Previous Independent Registered Public Accounting Firm.

      On June 23, 2006, Pennichuck Corporation (the "Company") dismissed PricewaterhouseCoopers LLP ("PwC") as its independent registered public accounting firm. The Audit Committee of the Company's Board of Directors participated in and approved the decision to change its independent registered public accounting firm.

      PwC's audit reports on the Company's consolidated financial statements for each of the past two fiscal years ended December 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

      During the two most recent fiscal years ended December 31, 2005 and 2004, and through June 23, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PwC's satisfaction would have caused them to make reference thereto in the audit reports of the financial statements for such periods.

      We have provided PwC with a copy of the foregoing disclosures and requested from them a letter addressed to the SEC indicating whether they agree with these disclosures. A copy of their letter dated June 29, 2006 is attached as Exhibit 16 hereto.

(b) New Independent Registered Public Accounting Firm.

      On June 23, 2006, the Audit Committee of the Company's Board of Directors participated in and approved the engagement of Beard Miller Company LLP ("BMC") as the Company's independent registered public accounting firm.

      During the Company's two most recent fiscal years and through June 23, 2006, the Company did not consult with BMC regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (2) any matter that was either the subject of disagreement or reportable events.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Exhibit Title

16	Letter of PricewaterhouseCoopers LLP regarding change in certifying accountant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION

Date: June 29, 2006	By	/s/ William D. Patterson

Name: William D. Patterson
Title: Senior Vice President and Chief
Financial Officer

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